Comerica

FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT

This First Modification to Loan and Security Agreement (this "Modification") is entered into by and between MONTEREY GOURMET FOODS, INC. ("Borrower") and COMERICA BANK ("Bank") as of this January 4, 2007, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated March 27, 2006. The Loan and Security Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the "Agreement."

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

a. In Section 3.1 of the Agreement the date "March 31, 2007" is deleted in its entirety and replaced with "June 1, 2007."

b. Section 6.16 (b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"6.16 (b) Borrower shall deliver to Bank within forty five (45) days after the end of each quarter, a company prepared balance sheet and profit and loss statement covering Borrower's operations including detailed divisional and combined accounting, otherwise due monthly when Borrowing, and deliver to Bank within one hundred twenty (120) days after the end of each of Borrower's fiscal years an audited statement of the financial condition of Borrower for each such fiscal year, including but not limited to, balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exisits on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement."

c. Section 6.16 (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"6.16 (c) In addtion to the financial statements requested above, within thirty (30) days of the end of the applicable measurement period (i.e. quarterly, semi-annually, etc.) set forth in the clause (c) (other than with respect to those items which provide that they are due on a daily basis, which such items shall be due on a daily basis), Borrower agrees to provide Bank with the following schedules:

x	Accounts Receivable Agings	on a	monthly*	basis, when borrowing;
x	Accounts Payable Agings	on a	monthly*	basis, when borrowing;
x	Inventory Reports	on a	monthly*	basis, when borrowing;
x	Borrowing Base Certificate	on a	monthly *	basis, when borrowing;
x	Compliance Certificate	on a	quarterly	basis;

* Otherwise reports are not required.

d. Section 6.16 (d) of the Agreement hereby is deleted in its entirety and replaced with the following:

"6.16 (d) Intentionally Omitted."

e. Section 6.17(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"6.17(a) Tangible Effective Net Worth in amount not less than Twenty Five Million and no/100 Dollars ($25,000,000.00)."

f. Section 6.17(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"6.17(b) a Quick Ratio of not less than 1.00:1.00."

g. Section 6.17(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"6.17(c) Debt-to-Tangible Effective Net Worth of not more than 1.00:1.00."

h. Section 6.17(d) of the Agreement hereby is deleted in its entirety and replaced with the following:

"6.17(d) Intentionally Omitted."

3. Legal Effect.

a. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b. Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

4. Miscellaneous Provisions.

a. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

b. This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

MONTEREY GOURMET FOODS, INC.

By: [signature]
Eric Eddings
Title: Chief Executive Officer

By: [signature]
Scott Wheeler
Title: Chief Financial Officer

COMERICA BANK

By: [signature]
Christy Gonzalez
Corporate Banking Officer - Western Market